UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2010

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360-2362 (Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On June 16, 2010, Teledyne Technologies Incorporated (“Teledyne”) and Intelek plc (“Intelek”) announced that they have reached agreement on the terms of a recommended cash offer to be made by Teledyne for the entire issued and to be issued ordinary share capital of Intelek. Under the terms of the offer, Intelek’s ordinary shareholders will receive 32 pence in cash for each Intelek ordinary share valuing the entire existing issued ordinary share capital of Intelek at approximately £28 million. The offer is not being made in the United States or to residents of the United States. A press release announcing the offer is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit 99.1	Press Release dated June 16, 2010, announcing the offer by Teledyne Technologies Incorporated to acquire the entire existing share capital of Intelek plc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Vice President, Associate General Counsel and Assistant Secretary

Dated June 16, 2010

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release dated June 16, 2010, announcing the offer by Teledyne Technologies Incorporated to acquire the entire existing share capital of Intelek plc.